SUB-ITEM 77Q1(b)(1)

                                  MFS MUNICIPAL SERIES TRUST

                           MFS NEW YORK MUNICIPAL HIGH INCOME FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 2, 2002, as amended, (the "Declaration"), of MFS Municipal Series Trust (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS New York Municipal High Income Fund, a series of the Trust, has been terminated.


         IN WITNESS WHEREOF, the undersigned have executed this certificate this ___27th___ day of September, 2002

JOHN W. BALLEN
John W. Ballen
8 Orchard Road

Southborough MA  01772


LAWRENCE H. COHN
----------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467


SIR J. DAVID GIBBONS
--------------------
Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05


WILLIAM R. GUTOW
----------------
William R. Gutow
3 Rue Dulac
Dallas TX  75230


J. ATWOOD IVES
--------------
J. Atwood Ives
17 West Cedar Street
Boston MA  02108


ABBY M. O'NEILL
Abby M. O'Neill
200 Sunset Road

Oyster Bay NY  11771


KEVIN R. PARKE
--------------
Kevin R. Parke
33 Liberty Street
Concord MA  0174


LAWRENCE T. PERERA
------------------
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116


WILLIAM J. POORVU
-----------------
William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138


JEFFREY L. SHAMES
-----------------
Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459


J. DALE SHERRATT
----------------
J. Dale Sherratt
86 Farm Road
Sherborn MA  01770


ELAINE R. SMITH
---------------
Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493


WARD SMITH

Ward Smith
36080 Shaker Blvd.
Hunting Valley OH  4402